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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 dated June 9, 2000 of Getty Images Inc. of our report dated May 22, 2000 relating to the consolidated financial statements of VCG Deutschland GmbH and subsidiaries as of December 31, 1999 and for the year then ended. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.


Munich
June 9, 2000


PricewaterhouseCoopers
Gesellschaft mit beschrankter Haftung
Wirtschaftsprufungsgesellschaft